UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 27, 2022

iPower Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 001-40391

Nevada	5200	82-5144171
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

iPower Inc.

2399 Bateman Avenue

Duarte, CA 91010

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On September 27, 2022, iPower Inc., a Nevada corporation (the “Company”), issued a press release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2022 (the “Earnings Release”). The Earnings Release was issued in advance of the Company’s previously disclosed earnings call, which will be held on Tuesday, September 27, 2022, at 4:30 p.m. Eastern time, where the Company will discuss its financial results for the fiscal year ended June 30, 2022. The conference call can be accessed as follows:

Date: Tuesday, September 27, 2022

Time: 4:30 p.m. Eastern time

Dial-in registration link: https://register.vevent.com/register/BIca1e1f0e292e457baf77d2655b5a80ad

Live webcast registration link: https://edge.media-server.com/mmc/p/ybwqfh5t

For those unable to participate during the live broadcast, following the earnings call a replay of the webcast will also be available under the Events & Presentations section of the Company’s website at www.meetipower.com.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report on Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 27, 2022
104	Cover Page Interactive Data File (formatted in inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2022

IPOWER, INC.

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

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